Exhibit 32.1
SiriusPoint Ltd.
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott Egan, Chief Executive Officer of SiriusPoint Ltd. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)    the Quarterly Report on Form 10-Q of the Company for the fiscal period ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: October 30, 2025

/s/ Scott Egan
Scott Egan
Chief Executive Officer
(Principal Executive Officer)